UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2021

REDBALL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39440	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

667 Madison Avenue

16th Floor

New York, NY 10065

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212)-235-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001, and one-half of one redeemable warrant	RBAC.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001	RBAC	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	RBAC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Report.

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since issuance on August 17, 2020, RedBall Acquisition Corp. (the “Company”) has previously accounted for its public warrants and private placement warrants (collectively, the “warrants”) as equity within its balance sheet. For a full description of the Company’s warrants, please refer to the Company’s final prospectus filed on August 13, 2020 in connection with its initial public offering (“IPO”) (“Final Prospectus”).

On May 19, 2021, management of the Company and the Audit Committee of the Board of Directors of the Company determined that its previous annual report on Form 10-K for the year ended December 31, 2020 and its previous quarterly report on Form 10-Q for the quarterly period ended September 30, 2020 (collectively, the “Affected Periods”) should no longer be relied upon due to changes required for alignment with the SEC Staff Statement.

Historically, the warrants were reflected as a component of equity as opposed to liabilities on the balance sheets and the statements of operations did not include the subsequent non-cash changes in estimated fair value of the warrants, based on the Company’s application of Financial Accounting Standards Board Accounting Standards Codification Topic 815-40, Derivatives and Hedging, Contracts in Entity’s Own Equity (“ASC 815-40”). The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC 815-40 to the warrant agreement. The Company reassessed its accounting for its warrants issued in August 2020, in light of the SEC Staff’s published views. Based on this reassessment, the Company determined that the warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in its Statement of Operations each reporting period.

The Company intends to file an amendment to its Annual Report on Form 10-K for the period ended December 31, 2020 reflecting this reclassification of the public and private placement warrants for the Affected Periods. The Company is working diligently with its auditors and an independent valuation expert to finalize the valuation of the public and private placement warrants and file the restated financial statements as soon as practicable. The adjustments to the financial statements for the Affected Periods will be set forth through expanded disclosure in the financial statements included in the amended Form 10-K filing, including further describing the restatement and its impact on previously reported amounts.

Going forward, unless the Company amends the terms of its warrant agreement, the Company expects to continue to classify its warrants as liabilities, which would require the Company to incur the cost of measuring the fair value of the warrant liabilities, and which may have an adverse effect on the Company’s results of operations.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with WithumSmith+Brown, PC, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDBALL ACQUISITION CORP.

By:	/s/ David Grochow
Name: David Grochow
Title: Chief Financial Officer

Dated: May 21, 2021